EXHIBIT 99.1

Company Contact:

BioSphere Medical, Inc.

Robert M. Palladino

EVP and Chief Financial Officer

781-681-7925

BIOSPHERE MEDICAL™, INC. REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

Uterine Fibroid Embolization Awareness Program Underway and Making Progress

ROCKLAND, Mass. – July 30, 2003 – BioSphere Medical, Inc. (Nasdaq: BSMD), a medical device company that is pioneering the use of bioengineered microspheres to treat hypervascularized tumors and vascular malformations by occluding their blood supply, today reported its financial results for the second quarter and six months ended June 30, 2003.

Highlights

•	Completed launch of the Uterine Fibroid Embolization (UFE) Awareness and Education program aimed at patients and referring physicians

•	Initiated a direct field marketing program to build OB/Gyn UFE referrals to Interventional radiologists

•	Launched new Embosphere ® Microspheres product sizes: pre-filled 3 and 4 ML syringes

•	Strengthened European distribution channels on an individual country basis in certain targeted countries

•	Opened new geographic markets in South America.

Review of Financial Results

For the second quarter of 2003, BioSphere Medical™ reported consolidated revenues of $3.12 million, compared with consolidated revenues of $3.38 million in the corresponding period last year. The company reported a net loss of $2.54 million, or ($0.19) per basic and diluted share, for the second quarter of 2003. This compares with a net loss of $2.14 million, or ($0.16) per basic and diluted share, for the second quarter of 2002.

For the six-month period ended June 30, 2003, BioSphere Medical reported consolidated revenues of $6.17 million, compared with consolidated revenues of $5.98 million in the corresponding six-month period last year. The company reported a net loss of $4.72 million, or ($0.36) per basic and diluted share, for the first six months of 2003. This compares with a net loss of $4.46 million, or ($0.35) per basic and diluted share, for the first six months of 2002.

Cash, cash equivalents and marketable securities were approximately $9.80 million as of June 30, 2003.

Management Comments on Progress

Commenting on the Company’s results, Paul A. Looney, BioSphere Medical’s CEO and Chairman of the Board stated, “As planned, we invested in sales and marketing in the first half of fiscal 2003 in programs that are tailored directly to consumers as well as to UFE referring physicians. This is a developing market where we believe we are establishing brand name recognition with our customers.”

Mr. Looney continued, “Although it is still early in our plan, near the end of the second quarter, we received positive feedback from the UFE awareness program. That said, we are relying on success of our UFE awareness program and increased UFE procedural growth during the second half of 2003 to achieve our goals on revenue growth and profitability.”

The Company will host its quarterly conference call today at 11 A.M. ET. The number to dial into the teleconference is (719) 457-2657, Access Code # 432537. Please call in approximately ten minutes before the call is scheduled to begin. A live web cast of the conference call will also be available on the BioSphere Medical web site: www.biospheremed.com. A replay of the teleconference will be available from 2:30 P.M. (ET), Wednesday, July 30 until 12:00 A.M. (ET), Wednesday August 6, 2003. The dial-in number is: (719) 457-0820, Access Code # 432537.

About BioSphere Medical, Inc.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on applying our proprietary microsphere technology to medical applications using embolotherapy techniques. Our core technologies, patented bio-engineered polymers and manufacturing methods, are used to produce miniature spherical beads with uniquely beneficial properties for a variety of medical applications. Our principal focus is the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. Our products are already beginning to gain acceptance in this rapidly emerging procedure as well as in a number of other, new and established medical treatments. Our strategy is two fold. First, we are seeking to grow the embolotherapy business worldwide, specifically the UFE procedure, by increasing awareness of availability of this procedure. Second, we are seeking to maintain our current technology leadership by the continuous introduction of new products and product improvements, both through internally developed and externally acquired technologies, that improve and broaden the use of embolotherapy techniques.

We have received clearance in a number of countries, including the United States, Canada, Australia and the European Community, which allow us to sell our products for use in general embolization procedures, including uterine fibroid embolization.

Cautionary Statement Regarding Forward-Looking Statements – This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the company’s expectations that it will successfully promote awareness and market and sell its products through its sales, marketing and education programs and achieve its objectives with respect to revenue and profitability. The Company uses words such as “plans,” “seeks,” “projects,” “believes,” “may,” “anticipates,” “estimates,” “should’” and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company’s control and are difficult to predict. These important factors include, without limitation, risks relating to: the failure of the Company to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere(R) Microspheres and EmboGold(TM) Microsphere technologies for uterine fibroid embolization, targeted liver embolization and other applications; the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its product candidates; risks relating to the Company’s ability to obtain and maintain patent and other proprietary protection for its products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing, and sales of its products; and general economic conditions. These risk factors are further described in the section titled “Certain Factors That May Affect Future Operations” in the Company’s Current report on Form 10-K for the year ended December 31, 2002, as filed by the Company with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company anticipates that subsequent events and developments may cause its forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this press release.

Financial Tables Follow

BioSphere Medical, Inc.

SELECTED FINANCIAL INFORMATION

CONSOLIDATED CONDENSED BALANCE SHEETS

As of June 30, 2003 and December 31, 2002

(in thousands, unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Cash, cash equivalents and marketable securities	$9,798	$14,738
Accounts receivable, net	2,324	2,059
Inventories, net	3,770	3,179
Prepaid and other current assets	708	431
Property and equipment, net	1,478	1,692
Goodwill, net	1,443	1,443
Other assets	128	386

Total assets	$19,649	$23,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,380	$3,276
Debt and capital lease obligations	361	393
Stockholders’ equity	15,908	20,259

Total liabilities and stockholders’ equity	$19,649	$23,928

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS For the three months and six months ended June 30, 2003 and 2002 (in thousands, except per share amounts, unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Product revenues	$3,122	$3,379	$6,172	$5,982
Costs and expenses:
Cost of product revenues	1,231	879	2,257	1,592
Research and development	819	1,066	1,526	2,113
Sales	1,331	1,170	2,755	2,590
Marketing	1,335	803	2,491	1,838
International	164	—	295	—
General and administrative	966	1,695	1,833	2,531

Total costs and expenses	5,846	5,613	11,157	10,664

Loss from operations	(2,724)	(2,234)	(4,985)	(4,682)
Other income and expenses, net	181	93	266	222

Net loss	$(2,543)	$(2,141)	$(4,719)	$(4,460)

Net loss per common share
Basic and diluted	$(0.19)	$(0.16)	$(0.36)	$(0.35)

Weighted average common shares outstanding
Basic and diluted	13,333	12,997	13,281	12,897

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